UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008 (May 19, 2008).

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in its charter)

Utah	001-10179	87-03728264
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 200, One Energy Square, 4925 Greenville Avenue, Dallas, Texas		75206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(214) 800-2663

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________________

This Current Report on Form 8-K and other reports filed by United Heritage Corporation (the “Corporation”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain forward looking statements and information that are based upon beliefs of, and currently available to, the Corporation’s management as well as estimates and assumptions made by the Corporation’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Corporation or the Corporation’s management are meant to identify forward looking statements. Such statements reflect the Corporation’s current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Corporation’s industry, operations and results of operations and any businesses that the Corporation may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, and incorporated herein by reference to Item 1.01 of the Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 4, 2007 (the “December 8-K”), on November 28, 2007 the Corporation entered into a certain consulting agreement (the “Consulting Agreement”) with GWB Petroleum Consultants Ltd. (“GWB”), pursuant to the terms of which GWB was to provide the Corporation with the services of Mr. Geoffrey W. Beatson (“Beatson”), as Vice President of Engineering and Production, for a period of two years commencing on November 1, 2007, and in consideration for which the Corporation agreed to pay GWB remuneration which included, among other things, a monthly fee and the issuance of warrants to purchase shares of the Corporation’s common stock, subject to certain vesting conditions (the “Remuneration”). The foregoing description of the Consulting Agreement is qualified in its entirety by the actual terms of the Consulting Agreement, a copy of which was filed as Exhibit 10.2 to the Corporation’s December 8-K and is incorporated herein by reference.

By letter dated May 19, 2008, the Corporation notified GWB that it was terminating the Consulting Agreement, effective February 1, 2008, for cause, in accordance with Section 6.2 thereof, based on Beatson’s violation of certain provisions of, and failure to perform certain duties under, the terms of the Consulting Agreement. Under the circumstances there are no material early termination penalties to the Corporation, and no Remuneration remains outstanding or owed to GWB.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in response to Item 1.02 of this Current Report on Form 8-K, on May 19, 2008 the Corporation terminated its Vice President of Engineering and Production, Mr. Geoffrey W. Beatson, effective as of February 1, 2008.

As of the date hereof, an active search to fill the vacancy created by Beatson’s termination is underway, and while the Corporation has not yet identified a suitable replacement, it intends to make every effort to do so as soon as possible.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: May 23, 2008
UNITED HERITAGE CORPORATION

	By:	/s/ Joseph F. Langston, Jr.
Joseph F. Langston, Jr.
Chief Financial Officer